EXHIBIT 11

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                                              ALPHASTAR INSURANCE GROUP LIMITED

                               STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER ORDINARY SHARE

                           (Expressed in thousands of United States Dollars, except per share data)


                                                                2001                               2002
                                                     ----------------------------------  -----------------------------------
                                                     Continuing Discontinued ----------  Continuing  Discontinued ----------
                                                     operations operations     Total     operations  operations     Total
                                                     -----------------------------------------------------------------------

                                                                As of or for the three months ended September 30,
                                                                -------------------------------------------------
Net loss.........................................    $  (2,512) $  (3,342)   $  (5,854)  $ (14,613)  $    (606)   $(15,219)
                                                     ========== ==========   ==========  ==========  ==========   =========

BASIC
Number of shares:
Weighted average number of ordinary shares           9,963,372  9,963,372    9,963,372   9,963,372   9,963,372    9,963,372
   outstanding...................................
Weighted average treasury shares held............     (443,400)  (443,400)    (443,400)   (443,400)   (443,400)    (443,400)

                                                     9,519,972  9,519,972    9,519,972   9,519,972   9,519,972    9,519,972
                                                     ========== ==========   ==========  ==========  ==========   =========

Net loss per share...............................    $   (0.26) $   (0.35)   $   (0.61)  $   (1.53)  $   (0.07)   $   (1.60)
                                                     ========== ==========   ==========  ==========  ==========   =========


DILUTED
Number of shares:
Weighted average number of ordinary shares           9,963,372  9,963,372    9,963,372   9,963,372   9,963,372    9,963,372
   outstanding...................................
Weighted average treasury shares held............     (443,400)  (443,400)    (443,400)   (443,400)   (443,400)    (443,400)

                                                     9,519,972  9,519,972    9,519,972   9,519,972    9,519,972   9,519,972
                                                     ========== ==========   ==========  ==========  ==========   =========

Net loss per share assuming dilution.............    $   (0.26) $   (0.35)   $   (0.61)  $   (1.53)  $   (0.07)   $   (1.60)
                                                     ========== ==========   ==========  ==========  ==========   =========


                                                                     As of or for the nine months ended September 30,
                                                                     ------------------------------------------------

Net (loss) income................................    $  (5,159)  $ (4,899)    $(10,058)   $(25,050)   $  2,876    $(22,174)
                                                     ==========  =========    =========   =========   =========   =========


BASIC
Number of shares:
Weighted average number of ordinary shares           9,963,372  9,963,372    9,963,372   9,963,372   9,963,372    9,963,372
   outstanding...................................
Weighted average treasury shares held............     (443,400)  (443,400)    (443,400)   (443,400)   (443,400)    (443,400)

                                                     9,519,972  9,519,972    9,519,972   9,519,972   9,519,972    9,519,972
                                                     ========== ==========   ==========  ==========  ==========   =========

Net (loss) income per share......................    $   (0.55) $   (0.51)   $   (1.06)  $   (2.63)  $    0.30    $  (2.33)
                                                     ========== ==========   ==========  ==========  ==========   =========


DILUTED
Number of shares:
Weighted average number of ordinary shares           9,963,372  9,963,372    9,963,372   9,963,372   9,963,372    9,963,372
   outstanding...................................
Weighted average treasury shares held............     (443,400)  (443,400)    (443,400)   (443,400)   (443,400)    (443,400)
                                                     ---------- ----------   ----------  ----------  ----------   ---------
                                                     9,519,972  9,519,972    9,519,972   9,519,972   9,519,972    9,519,972
                                                     ========== ==========   ==========  ==========  ==========   =========
Net (loss) income per share assuming dilution....    $   (0.55) $   (0.51)   $   (1.06)  $   (2.63)  $    0.30    $   (2.33)
                                                     ========== ==========   ==========  ==========  ==========   =========

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